UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2009, GSI Group Inc. (the “Company”) announced that it has identified errors in the recognition of revenue related to the timing of recognition from sales to certain Semiconductor Systems Segment customers during 2006.

On December 4, 2008, the Company announced that it had identified errors in the recognition of revenue from sales to a customer in the Company’s Semiconductor Systems Segment in the first and second fiscal quarters of 2008, and that the Company’s previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 28, 2008 and June 27, 2008 should no longer be relied upon. Additionally, the Company then disclosed that the Audit Committee of the Board of Directors (the “Audit Committee”), with the assistance of independent legal counsel and a forensic accounting firm that it retained in November 2008, was conducting a review of sales transactions in the Company’s Semiconductor Systems Segment, including sales transactions that contain arrangements with multiple deliverables for fiscal years 2007 and 2008. On February 2, 2009, the Company announced that the Audit Committee had determined that the previously issued interim and annual historical financial statements for 2007 should no longer be relied upon, and that the Audit Committee had expanded the scope of its review to include fiscal year 2006.

The Audit Committee has now concluded, upon the recommendation of management, that the range of potential adjustments resulting from the identified errors is material to the consolidated financial statements of the Company for the fiscal year ended December 31, 2006. As a result, the Audit Committee has now determined that the previously issued interim and annual historical financial statements for 2006 should no longer be relied upon.

All of the identified errors consist of incorrect timing in the recognition of revenue from multi-element transactions. Substantially all amounts due from customers associated with these transactions have been paid and substantially all of the customer obligations associated with these 2006 transactions have been fulfilled. Based on the current status of the Audit Committee’s review, the Company does not currently expect that its cash position will be materially impacted by the correction of these accounting errors.

The review by the Audit Committee and its independent legal counsel and forensic accounting firm has not been concluded yet, and additional adjustments to the Company’s historical financial statements may be required as a result of the review. The Company is working diligently to conclude the restatement of its 2006 and 2007 consolidated financial statements. Once the Audit Committee’s review is completed, the Company intends to file its restated financial statements for such periods, together with its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which the Company was unable to timely file due to the Audit Committee’s ongoing review.

The Audit Committee has discussed with its independent registered public accounting firm, Ernst & Young LLP, the matters disclosed in this Current Report on Form 8-K under Item 4.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 30, 2009.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/s/ Sergio Edelstein
Sergio Edelstein
President and Chief Executive Officer

Date: March 30, 2009

EXHIBIT INDEX

99.1	Press Release dated March 30, 2009.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.